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                                                                       Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Shareholders
ING Partners, Inc:

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information to the Post Effective Amendment No. 16 of the Registration Statement under the Securities Act of 1933 and Amendment No.16 of the Registration Statement under the Investment Company Act of 1940 as filed on Form N-1A.

                                             /s/ KPMG LLP

Boston, Massachusetts
September 2, 2004